Exhibit 5.1

Writer’s Direct Dial: +44 20 7614 2230

E-Mail: dgottlieb@cgsh.com

March 22, 2012

HSBC Holdings plc

8 Canada Square

London E14 5HQ

Ladies and Gentlemen:

We have acted as special U.S. counsel to HSBC Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (such registration statement, excluding the documents incorporated by reference therein, as effective as of the date hereof, hereinafter referred to as the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) its dated subordinated debt securities (the “Dated Subordinated Securities”), (ii) its undated subordinated debt securities (the “Undated Subordinated Securities”), (iii) its senior debt securities (the “Senior Securities”) (all of the above referred to herein as the “Debt Securities”) and (iv) its dollar preference shares, represented by American depositary shares. The Debt Securities and dollar preference shares will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. The Dated Subordinated Securities are to be issued under an indenture, the form of which is filed as an exhibit to the Registration Statement (the “Dated Subordinated Indenture”), to be entered into among the Company, The Bank of New York Mellon, as trustee (together with any predecessor or successor thereto, the “Trustee”), and HSBC Bank USA, N.A., as Registrar, Paying Agent and Exchange Rate Agent. The Undated Subordinated Securities are to be issued under an indenture, dated as of April 7, 2008 (the “Undated Subordinated Indenture”), entered into among the Company, the Trustee and HSBC Bank USA, N.A., as Registrar, Paying Agent and Exchange Rate Agent. The Senior Securities are to be issued under an indenture, dated as of August 26, 2009 (the “Senior Indenture”), entered into among the Company, the Trustee and HSBC Bank USA, N.A., as Registrar, Paying Agent and Exchange Rate Agent.

HSBC Holdings plc, p. 2

In arriving at the opinions expressed below, we have reviewed the Registration Statement. We have also reviewed:

(a) a form of the Dated Subordinated Indenture;

(b) an executed copy of the Undated Subordinated Indenture; and

(c) an executed copy of the Senior Indenture,

in each case filed (or the forms of which are filed) as exhibits to the Registration Statement. In addition we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Debt Securities in global form, and any Debt Securities in definitive form issued in exchange therefor, will conform to the forms thereof set forth in the board resolution, officer’s certificate or supplemental indenture, as the case may be, pursuant to which such Debt Securities will be issued.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.	When the Dated Subordinated Indenture has been duly authorized, executed and delivered and when the issuance, execution and delivery by the Company of the Dated Subordinated Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Dated Subordinated Indenture, and when such Dated Subordinated Securities have been duly executed and delivered by the Company, authenticated by the Trustee and sold as described in the Registration Statement and the supplement or supplements to the prospectus relating to such Dated Subordinated Securities, such Dated Subordinated Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Dated Subordinated Indenture.

2.	When the issuance, execution and delivery by the Company of the Undated Subordinated Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Undated Subordinated Indenture, and when such Undated Subordinated Securities have been duly executed and delivered by the Company, authenticated by the Trustee and sold as described in the Registration Statement and the supplement or supplements to the prospectus relating to such Undated Subordinated Securities, such Undated Subordinated Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Undated Subordinated Indenture.

HSBC Holdings plc, p. 3

3.	When the issuance, execution and delivery by the Company of the Senior Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Senior Indenture, and when such Senior Securities have been duly executed and delivered by the Company, authenticated by the Trustee and sold as described in the Registration Statement and the supplement or supplements to the prospectus relating to such Senior Securities, such Senior Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Debt Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America and the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will or have become effective and comply with all applicable laws, (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement, (c) the Debt Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (d) the Company will authorize the execution of the Dated Subordinated Indenture and the offering and issuance of the Debt Securities and will authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action and (e) certificates, if required, representing the Debt Securities will be duly executed and delivered and, to the extent required by the Dated Subordinated Indenture, the Undated Subordinated Indenture and the Senior Indenture, as applicable, duly authenticated and countersigned.

With respect to our opinion expressed above as it relates to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Debt Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

HSBC Holdings plc, p. 4

We express no opinion relating to any subordination provision in any Debt Security to the extent it purports to be governed by English law.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York. With respect to matters governed by the law of the United Kingdom, including the valid existence of the Company, its corporate power to issue the Debt Securities and its due authorization of all necessary action in connection with such issuance and the execution of the Dated Subordinated Indenture and its performance of related obligations including execution and delivery, we have relied on our opinion dated March 22, 2012 , as English counsel to the Company, which has been filed as exhibit number 5.2 to the Company’s Registration Statement on Form F-3 dated March 22, 2012.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters,” and to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ David I. Gottlieb
David I. Gottlieb, a Partner